Exhibit 99.5

FACTORS THAT MAY AFFECT AMGEN

Amgen and its subsidiaries operate in a rapidly changing environment that involves a number of risks, some of which are beyond our control. The following discussion highlights some of these risks.

Our product development efforts may not result in commercial products.

We intend to continue an aggressive product development program. Successful product development in the biotechnology industry is highly uncertain, and very few research and development projects produce a commercial product. Product candidates that appear promising in the early phases of development, such as in early human clinical trials, may fail to reach the market for a number of reasons, such as:

—the product candidate did not demonstrate acceptable clinical trial results even though it demonstrated positive preclinical trial results

—the product candidate was not effective in treating a specified condition or illness

—the product candidate had harmful side effects on humans

—the necessary regulatory bodies such as the U.S. Food and Drug Administration, did not approve our product candidate for an intended use

—the product candidate was not economical for us to manufacture and commercialize

—other companies or people have or may have proprietary rights to our product candidate, such as patent rights, and will not let us sell it on reasonable terms, or at all

—the product candidate is not cost effective in light of existing therapeutics

Several of our product candidates have failed at various stages in the product development process, including Brain Derived Neurotrophic Factor (“BDNF”), Megakaryocyte Growth and Development Factor (“MGDF”) and Glial Cell-line Derived Neurotrophic Factor (“GDNF”). For example, in 1997, we announced the failure of BDNF for the treatment of amyotrophic lateral sclerosis, or Lou Gehrig’s Disease, because the product candidate, when administered by injection, did not produce acceptable clinical results for a specific use after a phase 3 trial, even though BDNF had progressed successfully through preclinical and earlier clinical trials. In addition, in 1998, we discontinued development of MGDF, a novel platelet growth factor, at the phase 3 trial stage after several people in platelet donation trials developed low platelet counts and neutralizing antibodies. In 1999 we discontinued development of GDNF after a phase 1/2 trial of GDNF in Parkinson’s disease failed to demonstrate a statistically significant benefit. Of course, there may be other factors that prevent us from marketing a product. We cannot guarantee we will be able to produce commercially successful products. Further, clinical trial results are frequently susceptible to varying interpretations by scientists, medical personnel, regulatory personnel, statisticians, and others which may delay, limit, or prevent further clinical development or regulatory approvals of a product candidate. Also, the length of time that it takes for us to complete clinical trials and obtain regulatory approval for product marketing has in the past varied by product and by the intended use of a product. We expect that this will likely be the case with future product candidates and we cannot predict the length of time to complete necessary clinical trials and obtain regulatory approval. See “—Our current products and products in development cannot be sold if we do not obtain and maintain regulatory approval.”

Our current products and products in development cannot be sold if we do not obtain and maintain regulatory approval.

We conduct research, preclinical testing, and clinical trials and we manufacture or contract manufacture our product candidates. We also manufacture or contract manufacture, price, sell, distribute, and market or co-market our products for their approved indications. These activities are subject to extensive regulation by numerous state and federal governmental authorities in the U.S., such as the FDA and HCFA, as well as by foreign countries, including the European Union. Currently, we are required in the U.S. and in foreign countries to obtain approval from those countries’ regulatory authorities before we can market and sell our products in those countries. In our experience, obtaining regulatory approval is costly and takes many years, and after it is obtained, it remains costly to maintain. The FDA and other U.S. and foreign regulatory agencies have substantial discretion to terminate clinical trials, require additional testing, delay or withhold registration and marketing approval, and mandate product withdrawals. EPOGEN®, Kineret™ and Neulasta™ are currently approved in the U.S. and NEUPOGEN® and Aranesp™ are currently approved in the U.S., the EU, and in some other foreign countries for specific uses. Enbrel® is approved in the U.S. and Canada. We currently manufacture EPOGEN®, NEUPOGEN®, Aranesp™, Kineret™, Neulasta™, and INFERGEN® and market EPOGEN®, NEUPOGEN®, Aranesp™, Neulasta™, Kineret™ and Enbrel®, and we plan to manufacture and market many of our potential products. Even though we have obtained regulatory approval for EPOGEN®, NEUPOGEN®, Aranesp™, Kineret™, Neulasta™, and INFERGEN®, these products and our manufacturing processes are subject to continued review by the FDA and other regulatory authorities. Currently Enbrel® is manufactured by a third party contract manufacturer, Boehringer Ingleheim Pharma KG (“BI Pharma”), which is subject to FDA regulatory authority as well. We plan to manufacture Enbrel® ourselves and are in the process of preparing our Rhode Island manufacturing facility for this. FDA approval is required for commercial production of Enbrel® at this facility and there can be no assurance that we will able to obtain (and maintain) FDA approval on a timely basis or at all. In addition, later discovery of unknown problems with our products or manufacturing processes or those of our contract manufacturers could result in restrictions on such products or manufacturing processes, including potential withdrawal of the products from the market. If regulatory authorities determine that we or our contract manufacturers have violated regulations or if they restrict, suspend, or revoke our prior approvals, they could prohibit us from manufacturing or selling EPOGEN®, NEUPOGEN®, Aranesp™, Kineret™, Neulasta™, Enbrel® and/or INFERGEN® until we or our contract manufacturers comply or indefinitely. In addition, if regulatory authorities determine that we have not complied with regulations in the research and development of a product candidate, then they may not approve the product candidate and we will not be able to market and sell it. If we are unable to market and sell our products or product candidates, our business would be adversely affected.

Guidelines and recommendations published by various organizations can reduce the use of our products.

Government agencies promulgate regulations and guidelines directly applicable to us and to our products. However, professional societies, practice management groups, private health/science foundations, and organizations involved in various diseases from time to time may also publish guidelines or recommendations to the health care and patient communities.

Recommendations of government agencies or these other groups/organizations may relate to such matters as usage, dosage, route of administration, and use of concomitant therapies. Organizations like these have in the past made recommendations about our products. Recommendations or guidelines that are followed by patients and health care providers could result in decreased use of our products. In addition, the perception by the investment community or stockholders that recommendations or guidelines will result in decreased use of our products could adversely affect prevailing market prices for our common stock.

Our sales depend on payment and reimbursement from third party payors, and a reduction in the payment rate or reimbursement could result in decreased use or sales of our products.

In both domestic and foreign markets, sales of our products are dependent, in part, on the availability of reimbursement from third party payors such as state and federal governments, under programs such as Medicare and Medicaid in the U.S., and private insurance plans. Medicare does not cover prescriptions for Enbrel®. In certain foreign markets, the pricing and profitability of our products generally are subject to government controls. In the U.S., there have been, and we expect there will continue to be, a number of state and federal proposals that could limit the amount that state or federal governments will pay to reimburse the cost of drugs. In addition, we believe the increasing emphasis on managed care in the U.S. has and will continue to put pressure on the price and usage of our products, which may adversely impact product sales. Further, when a new therapeutic product is approved, the availability of governmental and/or private reimbursement for that product is uncertain, as is the amount for which that product will be reimbursed. We cannot predict the availability or amount of reimbursement for our recently approved products or product candidates, including those at a late stage of development, and current reimbursement policies for existing products may change at any time. For example, we believe that sales of Aranesp™, Neulasta™ and Kineret™ are and will be affected by government and private payor reimbursement policies.

If reimbursement for EPOGEN®, NEUPOGEN® and/or Enbrel® changes adversely or if we fail to obtain adequate reimbursement for our other current or future products, health care providers may limit how much or under what circumstances they will administer them, which could reduce the use of our products or cause us to reduce the price of our products. This could result in lower product sales or revenues which could have a material adverse effect on us and our results of operations. For example, in the U.S. the use of EPOGEN® in connection with treatment for end stage renal disease is funded primarily by the U.S. federal government. In early 1997, HCFA instituted a reimbursement change for EPOGEN® which adversely affected Amgen’s EPOGEN® sales, until the policies were revised. Therefore, as in the past, EPOGEN® sales could be adversely affected by future changes in reimbursement rates or the basis for reimbursement by the federal government for the end stage renal disease program.

If our intellectual property positions are challenged, invalidated or circumvented, or if we fail to prevail in present and future intellectual property litigation, our business could be adversely affected.

The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and often involve complex legal, scientific, and factual questions. To date, there has emerged no consistent policy regarding breadth of claims allowed in such companies’ patents. Third parties may challenge, invalidate, or circumvent our patents and patent applications relating to our products, product candidates, and technologies. In addition, our patent positions might not protect us against competitors with similar products or technologies because competing products or technologies may not infringe our patents. For certain of our product candidates, there are third parties who have patents or pending patents that they may claim prevent us from commercializing these product candidates in certain territories. Patent disputes are frequent, costly and can preclude commercialization of products. We are currently, and in the future may be, involved in patent litigation. For example, we are involved in ongoing patent infringement lawsuits against Transkaryotic Therapies, Inc. and Aventis with respect to our erythropoietin patents. The trial court decided in our favor on January 19, 2001, however, Transkaryotic Therapies, Inc. and Aventis have appealed the decision. If we ultimately lose these or other litigations we could be subject to competition and/or significant liabilities, we could be required to enter into third party licenses for the infringed product or technology, or we could be required to cease using the technology or product in dispute. In addition, we cannot guarantee that such licenses will be available on terms acceptable to us.

Our success depends in part on our ability to obtain and defend patent rights and other intellectual property rights that are important to the commercialization of our products and product candidates. We have filed applications for a number of patents and have been granted patents or obtained rights relating to erythropoietin, recombinant G-CSF, etanercept and our other products and potential products. We market our erythropoietin, G-CSF and etanercept products as EPOGEN®, NEUPOGEN® and Enbrel®, respectively. In the United States, we have been issued or obtained rights to several patents relating to erythropoietin that generally cover DNA and host cells, processes for making erythropoietin, various product claims to erythropoietin, cells that make levels of erythropoietin, and pharmaceutical compositions of erythropoietin. We have also been issued or obtained rights to U.S. patents relating to G-CSF that cover aspects of DNA, vectors, cells, processes, polypeptides, methods of treatment using G-CSF polypeptides, methods of enhancing bone marrow transplantation, and treating burn wounds, methods for recombinant production of G-CSF and analogs of G-CSF. We also have been granted or obtained rights to a patent in the EU relating to erythropoietin, a patent in the EU relating to G-CSF, two patents in the EU relating to darbepoetin alfa and hyperglycosylated erythropoietic proteins, and a patent in the U.S. and a patent in the EU relating to anakinra. Enbrel is a fusion protein consisting of a dimer of two subunits, each comprising a TNF receptor domain derived from a TNF receptor known as “p80,” fused to a segment derived from a human antibody molecule known as an “Fc domain.” Immunex has been issued U.S. patents covering p80 TNFR, DNAs encoding p80 TNFR, and methods of using TNFR:Fc, including for the treatment of arthritis. Immunex was granted a European patent in December 1995 covering p80 TNFR DNAs, proteins and related technology.

We face substantial competition, and others may discover, develop, acquire or commercialize products before or more successfully than we do.

We operate in a highly competitive environment. Our products compete with other products or treatments for diseases for which our products may be indicated. For example, although we maintain a substantial share of the chemotherapy induced neutropenia market, NEUPOGEN® competes in certain circumstances against a product marketed by Schering AG. EPOGEN® faces competition from other treatments for anemia in end stage renal disease patients in the U.S. In addition, Enbrel® competes in certain circumstances with rheumatoid arthritis products marketed by Centocor Inc./Johnson & Johnson, Aventis, Pharmacia and Merck as well as the generic drug methotrexate. Further, we believe that some of our newly approved products and late stage product candidates may face competition when and as they are approved and marketed. For example, Aranesp™ competes with an Epoetin alfa product marketed by Johnson & Johnson in certain anemia markets and Kineret™ competes in certain circumstances with rheumatoid arthritis products marketed by Centocor Inc./Johnson & Johnson, and others. Additionally, some of our competitors, including biotechnology and pharmaceutical companies, market products or are actively engaged in research and development in areas where we are developing product candidates. For example, we anticipate that Enbrel® will face competition from potential rheumatoid arthritis therapies being developed by, among others, Abbott Laboratories/Knoll. Large pharmaceutical corporations may have greater clinical, research, regulatory, and marketing resources than we do. In addition, some of our competitors may have technical or competitive advantages over us for the development of technologies and processes. These resources may make it difficult for us to compete with them to successfully discover, develop, and market new products.

Limits on our current source of supply for Enbrel® constrain Enbrel® sales.

Because demand for Enbrel® was projected to temporarily exceed supply, Immunex began an Enbrel® enrollment program in November 2000 to help ensure uninterrupted therapy for U.S. patients prescribed Enbrel® before January 1, 2001. The Enbrel® enrollment program called for these patients to register with Immunex and receive an enrollment number. As of January 1, 2001, patients considering therapy with Enbrel®, but not yet receiving treatment, were invited to enroll in the program and were placed on a waiting list to receive Enbrel® on a first come, first served basis once additional supply of Enbrel® becomes available. The enrolled patients do not include patients on the program waiting list. U.S. and Canadian supply of Enbrel® is impacted by many manufacturing and production variables, such as the timing and actual number of production runs, production success rate, bulk drug yield, the timing and outcome of product quality testing, and whether and when our Rhode Island manufacturing facility will be approved by the FDA. For example, in the second quarter of 2002, Immunex experienced a brief period where no Enbrel® was available to fill patient prescriptions, primarily due to variation in the production yield from BI Pharma. Once supply of Enbrel became available, Immunex resumed filling orders on a first come, first served basis. If we are at any time unable to provide an uninterrupted supply of Enbrel® to all patients enrolled in the program, we may lose patients, physicians may elect to prescribe competing therapeutics instead of Enbrel, our Enbrel sales will be adversely affected, any of which could adversely affect our results of operations. See “—We depend on third-party manufacturers for our supply of Enbrel®” and “—Our sources of supply for Enbrel® are limited.”

We depend on third-party manufacturers for our supply of Enbrel®.

BI Pharma is currently our sole supplier of Enbrel®; accordingly, our U.S. and Canadian supply of Enbrel® is currently primarily dependent on BI Pharma’s production schedule for Enbrel®. We would be unable to obtain Enbrel® for an indeterminate period of time if BI Pharma or other third party manufacturers used for Enbrel® production were to cease or interrupt production or services or otherwise fail to supply materials, products or services to us for any reason, including due to labor shortages or disputes, due to regulatory requirements or action, or due to contamination of product lots or product recalls. This in turn could materially reduce our ability to satisfy demand for Enbrel®, which could adversely affect our operating results. Factors that will affect our actual supply of Enbrel® at any time include, without limitation, the following:

•
BI Pharma does not produce Enbrel® continuously; rather, it produces the drug through a series of periodic campaigns throughout the year. The amount of commercial inventory available to us at any time depends on a variety of factors, including the timing and actual number of BI Pharma’s production runs, level of production yields and success rates, timing and outcome of product quality testing and the amount of vialing capacity.

•
BI Pharma schedules the vialing production runs for Enbrel® in advance, based on the expected timing and yield of bulk drug production runs. Therefore, if BI Pharma realizes production yields beyond expected levels, or provides additional manufacturing capacity for Enbrel®, it may not have sufficient vialing capacity for all of the Enbrel® bulk drug that it produces. As a result, even if we are able to increase our supply of Enbrel® bulk drug, BI Pharma may not be able to vial the extra bulk drug in time to prevent any supply interruptions. Similarly, once our Rhode Island manufacturing facility has been approved by the FDA, we will be dependent on the vialing capacity of a third party or third parties for the Enbrel® bulk drug produced. See “—Our sources of supply for Enbrel® are limited.”

Our sources of supply for Enbrel® are limited.

Enbrel® supply for the U.S. and Canada is produced by BI Pharma, currently our sole source supplier. We also plan to manufacture Enbrel® ourselves and are in the process of preparing our Rhode Island manufacturing facility for this. The Rhode Island facility will require FDA approval before we can sell any product manufactured at this facility. See “—We depend on third-party manufacturers for our supply of Enbrel®.” In addition, our current plan includes construction of a new large-scale cell culture commercial manufacturing facility, known as the BioNext Project, at the site of the current Rhode Island manufacturing facility. In April 2002, we announced that we had entered into a manufacturing agreement with Genentech, Inc. to produce Enbrel® at Genentech’s manufacturing facility in South San Francisco, California. The manufacturing facility is subject to FDA approval, which the parties hope to obtain in 2004. Under the terms of the agreement, Genentech will produce Enbrel® through 2005, with an extension through 2006 by mutual agreement. In addition, Wyeth is constructing a new manufacturing facility in Ireland, which is expected to increase the United States and Canadian supply of Enbrel®. If additional manufacturing capacity at the Rhode Island site, pursuant to the Genentech agreement or the Ireland manufacturing facility is not completed, or if these manufacturing facilities do not receive FDA approval before we encounter supply constraints, our sales growth would again be restricted which could have an adverse effect on our results of operations. We anticipate commencing production runs and building commercially significant quantities of inventory of Enbrel® bulk drug at the Rhode Island manufacturing facility prior to estimated FDA approval of the facility. We would not be able to sell, and may be required to write off, inventory unless and until the Rhode Island manufacturing facility and our contract manufacturer for vialing the Enbrel® bulk drug manufactured at the Rhode Island facility are approved by the FDA, which approval is not assured.

Our marketing of Enbrel® will be dependent in part upon Wyeth.

Under the amended and restated promotion agreement, Amgen and Wyeth jointly market and sell Enbrel® in the United States and Canada. An Enbrel® management committee comprised of an equal number of representatives from Amgen and Wyeth is responsible for overseeing the marketing and sales of Enbrel®, including strategic planning, approval of an annual marketing plan, product pricing and establishing an Enbrel® brand team. The Enbrel® brand team, with equal representation from each of Amgen and Wyeth, will prepare and implement the annual marketing plan and will be responsible for all sales activities. If Wyeth fails to market Enbrel® effectively or Amgen and Wyeth fail to coordinate their efforts effectively, Amgen’s sales of Enbrel® may not reach their full potential or may decline.

We may be required to perform additional clinical trials or change the labeling of our products if we or others identify side effects after our products are on the market.

If we or others identify side effects after any of our products are on the market, or if manufacturing problems occur, regulatory approval may be withdrawn and reformulation of our products, additional clinical trials, changes in labeling of our products and changes to or re-approvals of our manufacturing facilities may be required, any of which could have a material adverse effect on sales of the affected products and on our business and results of operations.

For example, because Enbrel® has only been marketed since 1998, its long-term effects on the development or course of serious infection, malignancy and autoimmune disease are largely unknown and more rarely occurring side effects may not be known. In May 1999, Immunex announced an update to the package insert for Enbrel® to advise doctors not to start using Enbrel® in patients who have an active infection, and for doctors to exercise caution when considering using Enbrel® in patients with a history of recurring infections or with underlying conditions that may predispose patients to infections. In October 2000, Immunex again revised the package insert for Enbrel® in response to spontaneous adverse events reported to Immunex, including rare cases of hematologic and central nervous system disorders. The causal relationship between these adverse events and therapy with Enbrel® remains unclear. In January 2001, Immunex revised the package insert for Enbrel® to advise doctors that rare cases of central nervous system disorders, including seizures, and rare cases of tuberculosis have also been reported in patients using Enbrel®. It is possible that additional spontaneous adverse events will be reported to us as experience with Enbrel® continues. If we or others identify new adverse events for patients treated with Enbrel®, additional precautions, warnings or other changes in the label for Enbrel® may be required.

Our operating results may fluctuate, and this fluctuation could cause financial results to be below expectations.

Our operating results may fluctuate from period to period for a number of reasons. In budgeting our operating expenses, we assume that revenues will continue to grow; however, some of our operating expenses are fixed in the short term. Because of this, even a relatively small revenue shortfall may cause a period’s results to be below our expectations or projections. A revenue shortfall could arise from any number of factors, some of which we cannot control. For example, we may face:

—lower than expected demand for our products

—inability to provide adequate supply of our products

—changes in the government’s or private payors’ reimbursement policies for our products

—changes in wholesaler buying patterns

—increased competition from new or existing products

—fluctuations in foreign currency exchange rates

—changes in our product pricing strategies

Of these, we would only have control over changes in our product pricing strategies and, of course, there may be other factors that affect our revenues in any given period.

We may be required to defend lawsuits or pay damages for product liability claims.

Product liability is a major risk in testing and marketing biotechnology and pharmaceutical products. We face substantial product liability exposure in human clinical trials and for products that we sell after regulatory approval. Product liability claims, regardless of their merits, could be costly and divert management’s attention, and adversely affect our reputation and the demand for our products.

We plan to grow rapidly, and if we fail to adequately manage that growth our business could be adversely impacted.

We have an aggressive growth plan that includes substantial and increasing investments in research and development, sales and marketing and facilities. Our plan has a number of risks, some of which we cannot control. For example:

—we may need to generate higher revenues to cover a higher level of operating expenses, and our ability to do so may depend on factors that we do not control

—we may need to attract and assimilate a large number of new employees

—we may need to manage complexities associated with a larger and faster growing organization

—we will need to accurately anticipate demand for the products we manufacture and maintain adequate manufacturing capacity, and our ability to do so may depend on factors that we do not control

Of course, there may be other risks and we cannot guarantee that we will be able to successfully manage these or other risks.

Our stock price is volatile, which could adversely affect your investment.

Our stock price, like that of other biotechnology companies, is highly volatile. For example, in the fifty-two weeks prior to February 25, 2002, the trading price of our common stock has ranged from a high of $75.06 per share to a low of $45.44 per share. Our stock price may be affected by such factors as:

—clinical trial results

—adverse developments regarding the safety or efficacy of our products

—product development announcements by us or our competitors

—regulatory matters

—announcements in the scientific and research community

—intellectual property and legal matters

—changes in reimbursement policies or medical practices

—broader industry and market trends unrelated to our performance

In addition, if our revenues or earnings in any period fail to meet the investment community’s expectations, there could be an immediate adverse impact on our stock price.

We may not realize all of the anticipated benefits of the merger.

The success of the merger will depend, in part, on our ability to realize the anticipated synergies, cost savings, and growth opportunities from integrating the businesses of Immunex with the businesses of Amgen. Our success in realizing these benefits and the timing of this realization depend upon the successful integration of the operations of Immunex. The integration of two independent companies is a complex, costly, and time-consuming process. The difficulties of combining the operations of the companies include, among others:

—consolidating research and development and manufacturing operations

—retaining key employees

—consolidating corporate and administrative infrastructures

—coordinating sales and marketing functions

—preserving our and Immunex’s research and development, distribution, marketing, promotion, and other important relationships

—minimizing the diversion of management’s attention from ongoing business concerns

—coordinating geographically separate organizations

In addition, even if we are able to integrate Immunex’s operations successfully, this integration may not result in the realization of the full benefits of the synergies, cost savings or sales and growth opportunities that we currently expect or that these benefits will be achieved within the anticipated time frame. For example, the elimination of significant duplicative costs may not be possible or may take longer than anticipated and the benefits from the merger may be offset by costs incurred in integrating the companies. We cannot assure you that the integration of Immunex with us will result in the realization of the full benefits anticipated by us to result from the merger. Our failure to achieve these benefits could have a material adverse effect on our results of operations.

Sales of a substantial amount of shares of our common stock by Wyeth, or the perception that a large number of shares will be sold by Wyeth, could depress the market price of our common stock.

As of July 15, 2002, Wyeth beneficially owned approximately 98,286,358 shares of our common stock. As required by a stockholders’ rights agreement between us and Wyeth, we are required to file with the Securities and Exchange Commission a shelf registration statement registering the resale, from time to time, by Wyeth of the shares of our common stock received by it in connection with our acquisition of Immunex. Under the stockholders’ rights agreement, subject to certain conditions and limitations, Wyeth may request us to effect up to two underwritten syndicated offerings by supplement or amendment to the shelf registration statement. In addition, beginning on July 15, 2003 and until July 15, 2006, Wyeth may request up to four demand registrations (i.e. require that we file four additional registration statements) registering the resale of the shares of our common stock received by Wyeth in connection with our acquisition of Immunex. As a result, subject to certain black out, lock up and volume limitations set forth in the stockholders’ right agreement, Wyeth will be entitled to sell a significant number of shares of our common stock. If Wyeth sells a substantial number of shares, or the market perceives that a large number of shares will be sold by Wyeth, the market price of our common stock could decline.